Exhibit 99.1

NEWS RELEASE	FOR IMMEDIATE DISTRIBUTION

Alliance Financial Corporation Announces Quarterly Dividend

Syracuse, NY, May 25, 2010 - Alliance Financial Corporation (the “Company”) (NASDAQ: ALNC), the holding company for Alliance Bank, N.A., announced that its Board of Directors has declared a quarterly dividend of $0.28 per common share. The dividend is payable on July 2, 2010 to shareholders of record on June 18, 2010.

Alliance Financial Corporation is an independent financial holding company with Alliance Bank, N.A. as its principal subsidiary that provides retail and commercial banking, and investment management services through 29 offices in Cortland, Madison, Oneida, Onondaga and Oswego counties. Alliance also operates an investment management administration center in Buffalo, N.Y., an equipment lease financing company, Alliance Leasing, Inc., and a multi-line insurance agency, Ladd’s Agency, Inc.

Contact:	Alliance Financial Corporation

J. Daniel Mohr, Executive Vice President and CFO (315) 475-4478

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